UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2015
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34776 (Commission File Number)	80-0554627 (I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreements with Thomas B. Nusz, Taylor L. Reid, Michael H. Lou and Nickolas J. Lorentzatos
On January 27, 2015, Oasis Petroleum Inc. (the “Company”) entered into amended and restated employment agreements with its Chairman and Chief Executive Officer, Thomas B. Nusz (the “Nusz Agreement”), its President and Chief Operating Officer, Taylor L. Reid (the “Reid Agreement”), its Executive Vice President and Chief Financial Officer, Michael H. Lou (the “Lou Agreement”), and its Executive Vice President, General Counsel and Corporate Secretary, Nickolas J. Lorentzatos (the “Lorentzatos Agreement” and together with the Nusz Agreement, the Reid Agreement and the Lou Agreement, the “Amended Agreements” and each an “Amended Agreement”), in each case, to replace the officer’s previous employment agreement with the Company, the term of which ends on March 1, 2015. The Amended Agreements are effective as of March 1, 2015.
The following table sets forth the annual base salaries and target bonus opportunities of Messrs. Nusz, Reid, Lou, and Lorentzatos under the Amended Agreements. None of Messrs. Nusz, Reid, Lou and Lorentzatos experienced an increase in his base salary in 2015, compared to 2014, as a result of entering into an Amended Agreement.

Employee	Annual Base Salary	Target Bonus Opportunity
Thomas B. Nusz	$820,000	120%
Taylor L. Reid	$500,000	100%
Michael H. Lou	$420,000	100%
Nickolas J. Lorentzatos	$360,000	80%
Each of the Amended Agreements provides for an initial term that commences on March 1, 2015 and ends on March 1, 2018, subject to earlier termination upon notice or certain other conditions, and that may be extended with 30 days notice by the Company if the officer agrees to such extension prior to the end of the initial term. The Amended Agreements also contain “clawback” provisions that enable the Company to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.
Copies of the Nusz Agreement, Reid Agreement, Lou Agreement and Lorentzatos Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference. The description of the Amended Agreements contained herein is qualified in its entirety by reference to the full text of the Amended Agreements.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Thomas B. Nusz.
10.2	Third Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Taylor L. Reid.
10.3	Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Michael H. Lou.
10.4	Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Nickolas J. Lorentzatos.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC.
(Registrant)

Date: January 30, 2015	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Thomas B. Nusz.
10.2	Third Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Taylor L. Reid.
10.3	Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Michael H. Lou.
10.4	Second Amended and Restated Employment Agreement effective as of March 1, 2015 between Oasis Petroleum Inc. and Nickolas J. Lorentzatos.